Exhibit 28(a)(ii)

                              ARTICLES OF AMENDMENT
                                       OF
                               THE 787 FUND, INC.

          THE 787 FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Articles of Incorporation of the Corporation are hereby amended by deleting Article II and inserting in lieu thereof the following:

                                   ARTICLE II
                                      NAME

               The name of the corporation (hereinafter referred to as the "Corporation") is:

                             Gabelli 787 Fund, Inc.

          SECOND: The foregoing amendment to the Charter of the Corporation has been duly approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders of the Corporation.

          The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and certifies to the best of his knowledge, information and belief, that the matters and facts set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's Charter are true in all material respects, and that this statement is made under the penalties for perjury.

          THIRD: By resolution of the Board of Directors of the Corporation, the Corporation's Treasurer, Agnes Mullady, is authorized to attest these Articles of Amendment on behalf of the Corporation.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed in its name and on its behalf by its President, and attested by its Assistant Secretary on the 17th day of November, 2009.

                                        THE 787 FUND, INC.


                                        By: /s/ Bruce N. Alpert
                                            --------------------------
                                            Bruce N. Alpert, President

ATTEST:


By: /s/ Agnes Mullady
    ------------------------
    Agnes Mullady, Treasurer